Exhibit 1A - 2

This document has been filed electronically to the STATE OF COLORADO Secretary of State.

Paper documents will not be accepted.

ID Number: 19971037266

Document number: 20141556954

FIRST AMENDED AND RESTATED ARTICLES OF INCORPORATION OF AVSTAR AVIATION GROUP, INC. (changing its name hereby to "Spotlight Capital Holdings, INC")

These Amended and Restated Articles of Incorporation correctly set forth, amend, and restate, the provisions of the Articles of Incorporation of Pangea Petroleum Corp., changing its name hereby to "Spotlight Capital Holdings, INC"(the "Corporation"), as amended and currently in effect. These Amended and Restated Articles of Incorporation contain amendments that were adopted by the board of directors of the Corporation. These Amended and Restated Articles of Incorporation supersede all other Articles of Incorporation of the Corporation and all amendments and Articles of Amendment thereto. The Articles of Incorporation of the Corporation are hereby amended and restated in the following manner:

ARTICLE 1

The name of the corporation shall be Spotlight Capital Holdings, NC.

ARTICLE 11

   The purpose for which the corporation is organized is to transact all lawful business for which corporations may be incorporated pursuant to the Colorado Corporation Code. The corporation shall have the powers provided for in the Colorado Corporation Code with respect to corporations.

ARTICLE 111

   The total number of shares of stock that the Corporation shall have authority to issue is Five Hundred and Ten Million (510,000,000) consisting of Five Hundred Million (500,000,000) shares of Common Stock, par value $.001 per share ("Common Stock"), and Ten Million (10,000,000) shares of Preferred Stock, par value $.001 per share ("Preferred Stock").   Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("Board of Directors") prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as maybe adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of the Directors (the"Voting Stock"), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

Upon the effectiveness of the filing with the Secretary of the State of Colorado of this First Amended and Restated Articles of Incorporation adding this paragraph to the Corporations Articles Of Incorporation each Fifty (50) Shares of Stock issued and outstanding immediately prior to the filing of such First Amended and Restated Articles of Incorporation as aforesaid shall be combined into one (1) share of validly issued fully paid and non-assessable Common stock. As soon as practicable after such date; the Corporation shall request holders of the Common Stock to be combined in accordance with the preceding to surrender certificates respresenting their Common Stock to the Corporation’s authorized agent, and each such shareholder shall receive upon such surrender one or more stock certificates to evidence and represent the number of shares provided for herein; provided, however that this Corporation shall not issue fractional shares of Common Stock in connection with this combination, but all fractional shares that would otherwise result shall be rounded up to one whole share of Common Stock.

   After the shares of common stock has been combined per the ratio described above, the Company will still have the authority to issue Five Hundred Million (500,000,000) shares of common stock.

ARTICLE IV

The corporation shall have perpetual existence.

ARTICLE V

The governing board of this corporation shall be known as the Board of Directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-laws of this corporation.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

a) To manage and govern the corporation by majority vote of members present at any regular or special meeting at which a quorum shall be present unless the act of a greater number is required by the laws of the state of incorporation, these Articles of Incorporation, or the Bylaws of the Corporation.

b) To make, alter, or amend the Bylaws of the corporation at any regular or special meeting.

c) To fix the amount to be reserved as working capital over and above its capital stock paid in.

d) To authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

e) To designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided by resolution or in the Bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation. Such committee or committees shall have such name or names as may be stated in the Bylaws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

   The Board of Directors shall have power and authority to sell, lease, exchange or otherwise dispose of all or substantially all of the property and assets of the corporation, if in the usual and regular course of its business, upon such terms and conditions as the Board of Directors may determine without vote or consent of its shareholders.

   The Board of Directors shall have power and authority to sell, lease, exchange or otherwise dispose of all or substantially all the property or assets of the corporation, including its goodwill, if not in the usual and regular course of its business, upon such terms and conditions as the Board of Directors may determine, provided that such sale shall be authorized or ratified by the affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a shareholders' meeting called for that purpose, or when authorized or ratified by written consent of the shareholders. The Board of Directors shall have the power and authority to merge or consolidate the corporation upon such terms and conditions as the Board of Directors may authorize, provided that such merger or consolidation is approved or ratified by the affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a shareholders meeting called for that purpose, or when authorized or ratified by the written consent of the shareholders.

The corporation shall be dissolved upon the affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a meeting called for that purpose, or when authorized or ratified by the written consent of the shareholders.

The corporation shall revoke voluntary dissolution proceedings upon the affirmative vote of the shareholders of at least a majority of the shares entitled to vote at a meeting called for that purpose, or when authorized or ratified by the written consent of the shareholders.

ARTICLE VI

The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation of the powers conferred by law.

No contract or other transactions of the corporation with any other person, firm or corporation, or in which this corporation is interested, shall be affected or invalidated by (a) the fact that any one or more of the directors or officers of this corporation is interested in or is a director or officer of such other firm or corporation; or (b) the fact that any director or officer of this corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction, so long as the contract or transaction is authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein, to whom such fact or relationship or interest has been disclosed, or so long as the contract or transaction is fair and reasonable to the corporation. Each person who may become a director or officer of the corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the corporation for the benefit of himself or any firm or corporation in which he may be in any way interested.

The officers, directors and other members of management of this corporation shall be subject to the doctrine of corporate opportunities only in so far as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by the corporation's Board of Directors as evidenced by resolutions appearing in the corporation's minutes. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of this corporation shall be disclosed promptly to this corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own, and the provisions hereof shall not limit the rights of any officer, director or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by this corporation. This provision shall not be construed to release any employee of the corporation (other than an officer, director or member of management) from any duties which he may have to the corporation.

ARTICLE VII

Each director and officer of the corporation shall be indemnified by the corporation as follows:

   a) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he, or she, is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him, or her.in connection with such action, suit or proceeding, if he, or she, acted in good faith and in a manner he, or she, reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

   b) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

   c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to -in Sections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

   d) Any indemnification under Section (a) or (b) of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the officer, director and employee or agent is proper in the circumstances, because he has met the applicable standard of conduct set forth in Section (a) or (b) of this Article. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum, consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for such purpose.

   e) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suitor proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized in Section of this Article, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

   f) The Board of Directors may exercise the corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Article.

   g) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles of Incorporation, the Bylaws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

ARTICLE Vlll

The registered office of said corporation is Corporation Services Company

1560 Broadway ste.2090 Denver. Co 80202 registered agent of the corporation.

Part or all of the business of said corporation may be carried on in the County of Denver, or any other place in the State of Colorado or beyond the limits of the State of Colorado, in other states or territories of the United States and in foreign countries.

ARTICLE IX

   Whenever a compromise or arrangement is proposed by the corporation between it and it creditors or any class of them, and/or between said corporation and its shareholders or any class of them, any court of equitable jurisdiction may, on the application in a summary way by said corporation, or by a majority of its stock, or on the application of any receiver or receivers appointed for said corporation, or on the application of trustees in dissolution, order a meeting of the creditors or class of creditors and/or of the shareholders or class of shareholders of said corporation, as the case may be, to be notified in such mariner as the said court decides. If a majority in number, representing at least three-fourths in amount of the creditors or class of creditors, and/or the holders of a majority of the stock or class of stock of said corporation, as the case may be, agree to any compromise or arrangement and/or to any reorganization of said corporation, as a consequence of such compromise or arrangement, the said compromise or arrangement and/or the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding upon all the creditors or class of creditors, and/or on all the shareholders or class of shareholders of said corporation, as the case may be, and also on said corporation.

ARTICLE X

   No shareholder in the corporation shall have the preemptive right to subscribe to any or all additional issues of stock and/or other securities of any oral classes of this corporation or securities convertible into stock or carrying stock purchase warrants, options or privileges.

ARTICLE XI

Meetings of shareholders may be held at any time and place as the Bylaws shall provide. At all meetings of the shareholders, one-third of all shares entitled to vote shall constitute a quorum.

ARTICLE XII Cumulative voting shall not be allowed.

ARTICLE XIII

These Articles of Incorporation may be amended by resolution of the Board of Directors if no shares have been issued, and if shares have been issued, by affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a meeting called for that purpose, or, when authorized, when such action is ratified by the written consent of the shareholders.

ARTICLE XIV

Any action for which the laws of the State of Colorado require the approval of two-thirds of the shares of any class or series entitled to vote with respect thereto, unless otherwise provided in the Articles of Incorporation, shall require for approval the affirmative vote of a majority of the shares of any class or series outstanding and entitled to vote thereon.

   Any action required by the Colorado Corporation Code to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual meeting or special meeting of the shareholders, may be taken without a meeting, without prior notice, and without a vote, if shareholders, holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted, consent to such action in writing.

ARTICLE XV

No director shall be personally liable to the corporation or any shareholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 7-5-114 of the Colorado Revised Statutes, or any amendment thereto or successor provision thereto and except for any matter in respect of which such director shall be liable by reason that he (i) has breached his duty of loyalty to the corporation or its shareholders, (ii) has not acted in good faith or, in failing to act, has not acted in good faith, (iii) has acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, has acted in a manner involving intentional misconduct or a knowing violation of law, or (iv) has derived an improper personal benefit. Neither the amendment nor repeal of this Article XV, nor the adoption of any provision of the Articles of Incorporation inconsistent with this Article XV, shall eliminate or reduce the effect of this Article XV in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article XV would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

Signed on August 2e, 2014

By: s/Aaron C. Johnson

Aaron C. Johnson - Chief Executive Officer

RESOLUTION TO REVERSE SHARES OF COMMON STOCK OUTSTANDING AND TO CHANGE THE NAME OF THE CORPORATION

      WHEREAS, the Board of Directors of the Corporation makes the following resolutions for the benefit of the Company and its shareholders:

RESOLVED, that the Board of Directors of the Corporation hereby decrees that each fifty (50) shares of Common Stock issued and outstanding immediately prior to the filing of such First Amended and Restated Articles of Incorporation as aforesaid shall be combined into one (1) share of validly issued, fully paid and non-assessable Common Stock. As soon as practicable after such date, the Corporation shall request holders of the Common Stock to be combined in accordance with the preceding to surrender certificates representing their Common Stock to the Corporation's authorized agent, and each such shareholder shall receive upon such surrender one or more stock certificates to evidence and represent the number of shares of Common Stock to which such shareholder is entitled after the combination of shares provided for herein; provided, however, that this Corporation shall not issue fractional shares of Common Stock in connection with this combination, but all fractional shares that would otherwise result shall be rounded up to one whole share of Common Stock.

BE IT FURTHER RESOVLED, the Board of Directors of the Corporation decrees that it is going to change the business objectives of the Company. To help achieve its new objectives, the name of the Company shall be changed from Avstar Aviation Group, Inc. to Spotlight Capital Holdings, Inc.

BE IT FURTHER RESOLVED that agents of the Company are to amend the articles of the Corporation, and take any actions necessary, to comply with the resolutions described above.

Date: Sept 8th, 2014

/s/Aaron C. Johnson

AARON C. JOHNSON, President and Chairman AvStar Aviation Group, Inc.

BYLAWS

OF

SPOTLIGHT CAPITAL HOLDINGS, INC.

ARTICLE I – OFFICES

1.     REGISTERED OFFICE AND AGENT

The registered office and registered agent of the Corporation shall be as set forth in the Corporation's Certificate of Formation. The registered office or the registered agent may be changed by resolution of the Board of Directors, upon making the appropriate filing with the Secretary of State.

2.     PRINCIPAL OFFICE

The principal office of the Corporation shall be at 601 South Figueroa, Los Angeles, California 90017, provided that the Board of Directors shall have the power to change the location of the principal office.

3.     OTHER OFFICES

The Corporation may also have other offices at such places, within the United States, or overseas, as the Board of Directors may designate, or as the business of the Corporation may require or as may be desirable.

ARTICLE II – SHAREHOLDERS

1.     PLACE OF MEETING

Meetings of the shareholders shall be held either at the registered office of the Corporation or at such other place, as shall be designated in the notice of the meeting or executed waiver of notice. The Board of Directors may, in its discretion, determine that the meeting may be held solely by means of remote communication. If authorized by the Board of Directors, and subject to any guidelines and procedures adopted by the Board of Directors, shareholders not physically present at a meeting of shareholders, by means of remote communication may participate in a meeting of shareholders; and, may be considered present in person and may vote at a meeting of shareholders held at a designated place or held solely by means of remote communication, subject to the conditions imposed by law or subsequent agreement by the Board of Directors.

2.     ANNUAL MEETING

The annual meeting of shareholders shall be held on the date and time set by the Board of Directors.

The annual meeting may be called by resolution of the Board of Directors or by a writing filed with the Secretary signed either by a majority of the directors or by shareholders owning a majority of the shares entitled to vote at any such meeting.

3.     NOTICE OF SHAREHOLDERS' MEETING

Written or printed notice stating the place, day and hour of the meeting, the means of any remote communications by which shareholders may be considered present and may vote at the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting, personally, by electronic transmission, or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder's address as it appears on the share transfer records of the Corporation, with postage thereon prepaid.

The Corporation shall notify each shareholder, whether or not entitled to vote, of any meeting of shareholders at which a plan of merger or exchange is to be submitted for approval in accordance with the laws of the State of Colorado and/or Federal law that applies. The notice shall be given at least twenty (20) days before the meeting and shall state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger or exchange and shall contain or be accompanied by a copy or summary of the plan.

Written or printed notice setting forth any proposed amendment to the Certificate of Formation or a summary of the changes to be effected thereby shall be given to each shareholder of record entitled to vote thereon within the time and in the manner provided by the laws of the State of Colorado, for the giving of notice of meetings of shareholders. If the meeting be an annual meeting, the proposed amendment or such summary may be included in the notice of such annual meeting.

Any notice required to be given to any shareholder, under any provision of the Certificate of Formation or these Bylaws, need not be given to the shareholder if (1) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (2) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12 month period have been mailed to that person, addressed at the shareholder's address as shown on the share transfer records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given. If such a person delivers to the Corporation a written notice setting forth the shareholder's then current address, the requirement that notice be given to that person shall be reinstated.

Notice by Electronic Transmission: On consent of a shareholder, notice from the Corporation under any provision of the Texas Business Organizations Code, the Certificate of Formation, or these Bylaws may be given to the shareholder by electronic transmission. The shareholder may specify the form of electronic transmission to be used to communicate notice. The shareholder may revoke this consent by written notice to the Corporation. The shareholder's consent is deemed to be revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices, and the secretary, assistant secretary, or transfer agent of the Corporation, or another person responsible for delivering notice on behalf of the Corporation knows that delivery of these two electronic transmissions was unsuccessful. The inadvertent failure to treat the unsuccessful transmissions as a revocation of shareholder consent does not invalidate a meeting or other action.

Notice by electronic transmission is deemed given when the notice is: (1) transmitted to a facsimile number provided by the shareholder for the purpose of receiving notice; (2) transmitted to an electronic mail address provided by the shareholder for the purpose of receiving notice; (3) posted on an electronic network and a message is sent to the shareholder at the address provided by the shareholder for the purpose of alerting the shareholder of a posting; or (4) communicated to the shareholder by any other form of electronic transmission consented to by the shareholder.

An affidavit of the Secretary, Assistant Secretary, transfer agent, or other agent of the Corporation that notice has been given by electronic transmission is, in the absence of fraud, prima facie evidence that the notice was given.

4.     SPECIAL SHAREHOLDERS' MEETINGS

Special meetings of the shareholders may be called (1) by the President, any Vice President, the Board of Directors, or (2) by the holders of at least thirty (30) percent of all the shares entitled to vote at the proposed special meeting, unless the Corporation's Certificate of Formation provides for a number of shares greater than or less than thirty (30) percent, in which event special meetings of the shareholders may be called by the holders of at least the percentage of shares so specified in the Certificate of Formation, but in no event shall the Certificate of Formation provide for a number of shares greater than fifty (50) percent. The record date for determining shareholders entitled to call a special meeting is the date the first shareholder signs the notice of that meeting.

Only business within the purpose or purposes described in the notice or executed waiver of notice may be conducted at a special meeting of the shareholders.

Any person or persons entitled hereunder to call a special meeting of shareholders may do so only by written request sent by certified mail or delivered in person to the President or Secretary. The officer receiving the written request shall within ten (10) days from the date of its receipt cause notice of the meeting to be given in the manner provided by these Bylaws to all shareholders entitled to vote at the meeting. If the officer does not give notice of the meeting within ten (10) days after the date of receipt of the written request, the person or persons calling the meeting may fix the time of meeting and give the notice in the manner provided in these Bylaws. Nothing contained in this section shall be construed as limiting, fixing, or affecting the time or date when a meeting of shareholders called by action of the Board of Directors may be held.

5.     VOTING OF SHARES, ENTITLED TO VOTE.

According to the articles of formation, the Company has two classes of Stock: Preferred and Common Stock. The Company is currently authorized to issue TEN MILLION SHARES (10,000,000) of preferred stock that contains voting rights. The Company is authorized to issue FIVE HUNDRED MILLION (500,000,000) SHARES of common stock that contains no voting rights. Section 5 of these By-Laws apply to the voting rights of Preferred Shares of the Company, which are the only type of shares authorized to vote.

Each outstanding share of the company’s preferred stock, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except: (a) to the extent that the Certificate of Formation of the Corporation provides for more or less than one vote per share or limit or deny voting rights to the holders of the preferred shares or (b) as otherwise provided by the State or Federal law.

Shares of its own stock, entitled to vote that is owned by the Corporation or by another domestic or foreign corporation or other entity, if a majority of the voting stock or voting interest of the other corporation or other entity is owned or controlled by the Corporation, shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time. Nothing in this section shall be construed as limiting the right of the Corporation or any domestic or foreign corporation or other entity to vote stock, held or controlled by it in a fiduciary capacity, or with respect to which it otherwise exercises voting power in a fiduciary capacity.

Any shareholder, entitled to vote, may vote either in person or by proxy executed in writing by the shareholder. A telegram, telex, cablegram, or other form of electronic transmission, including telephone transmission, by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of this section. Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the shareholder. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Proxies coupled with an interest include the appointment as proxy of: (1) a pledgee; (2) a person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares; (3) a creditor of the Corporation who extended it credit under terms requiring the appointment; (4) an employee of the Corporation whose employment contract requires the appointment; or (5) a party to a voting agreement.

An irrevocable proxy, if noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy or, in the case of uncertificated shares, if notation of the irrevocable proxy is contained in the notice sent pursuant to these by-laws with respect to the shares that are subject to the irrevocable proxy, shall be specifically enforceable against the holder of those shares or any successor or transferee of the holder. Unless noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy or, in the case of uncertificated shares, unless notation of the irrevocable proxy is contained in the notice sent pursuant to these by-laws with respect to the shares that are subject to the irrevocable proxy, an irrevocable proxy, even though otherwise enforceable, is ineffective against a transferee for value without actual knowledge of the existence of the irrevocable proxy at the time of the transfer or against any subsequent transferee (whether or not for value), but such an irrevocable proxy shall be specifically enforceable against any other person who is not a transferee for value from and after the time that the person acquires actual knowledge of the existence of the irrevocable proxy.

At each election for directors every shareholder entitled to vote at such election shall have the right (a) to vote the number of shares owned by such shareholder for as many persons as there are directors to be elected and for whose election the shareholder has a right to vote or (b) only if expressly permitted by the Certificate of Formation (in general or with respect to a specified class or series of shares or group of classes or series of shares) to cumulate such shareholder's votes by giving one candidate as many votes as the number of such directors multiplied by such shareholder's shares shall equal, or by distributing such votes on the same principle among any number of such candidates. Cumulative voting shall not be allowed in an election of directors unless the Certificate of Formation expressly grants that right, and a shareholder who intends to cumulate his or her votes as herein authorized shall have given written notice of such intention to the Secretary of the Corporation on or before the day preceding the election at which such shareholder intends to cumulate his or her votes. All shareholders entitled to vote cumulatively may cumulate their votes if any shareholder gives the written notice provided for herein.

Shares held by an administrator, executor, guardian, or conservator may be voted by him or her so long as such shares forming a part of an estate are in the possession and forming a part of the estate being served by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name as trustee.

Shares standing in the name of a receiver may be voted by such a receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred, subject to any agreements containing restrictions on the hypothecation, assignment, pledge or voluntary or involuntary transfer of shares.

With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Texas Business Organizations Code, the affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to, that matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders, unless otherwise provided in the Certificate of Formation or these Bylaws.

Unless otherwise provided in the Certificate of Formation or these Bylaws, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

Any vote may be taken by voice or show of hands unless a shareholder entitled to vote, either in person or by proxy objects, in which case written ballots shall be used.

6.     QUORUM OF SHAREHOLDERS

With respect to any meeting of shareholders, a quorum shall be present for any matter to be presented at that meeting if the holders of a majority of the shares entitled to vote at the meeting are represented at the meeting in person or by proxy, unless otherwise provided by law or the Certificate of Formation. Notwithstanding anything to the contrary in these Bylaws or the Certificate of Formation, in no event shall a quorum of the shareholders consist of less than one-third (1/3) of the shares entitled to vote.

Unless otherwise provided in the Certificate of Formation or these Bylaws, once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. Unless otherwise provided in the Certificate of Formation or these Bylaws, the shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting.

7.     FIXING RECORD DATES FOR MATTERS OTHER THAN CONSENTS TO ACTION

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors of the Corporation may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, the Bylaws, or in the absence of an applicable bylaw the Board of Directors, may fix in advance a date as the record date for any such determination of shareholders, such date in any case shall not be earlier than the 60th day before the date the action requiring the determination of shareholders is originally to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

8.     FIXING RECORD DATES CONSENTS TO ACTION

Unless a record date shall have previously been fixed or determined pursuant to this section, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the President or the principal executive officer of the Corporation.

9.     VOTING LISTS

The officer or agent having charge of the share transfer records for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Alternatively, the list of the shareholders may be kept on a reasonably accessible electronic network, if the information required to gain access to the list is provided with the notice of the meeting. This does not require the Corporation to include any electronic contact information of any shareholder on the list. If the Corporation elects to make the list available on an electronic network, the Corporation shall take reasonable steps to ensure that the information is available only to shareholders of the Corporation, that are entitled to vote. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder, entitled to vote, during the whole time of the meeting. If the meeting is held by means of remote communication, the list must be open to the examination of any shareholder, entitled to vote, for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list must be provided to shareholders with the notice of the meeting. The original share transfer records shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any meeting of shareholders. However failure to prepare and make the list available in the manner provided above shall not affect the validity of any action taken at the meeting.

10.     ACTION BY SHAREHOLDERS WITHOUT MEETING

Any action required by to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent.

If the Corporation's Certificate of Formation so provides, any action required by the to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which holders of all shares entitled to vote on the action were present and voted.

Every written consent signed by the holders of less than all the shares entitled to vote with respect to the action that is the subject of the consent shall bear the date of signature of each shareholder who signs the consent. No written consent signed by the holder of less than all the shares entitled to vote with respect to the action that is the subject of the consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Corporation in a manner required by these Bylaws, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, registered agent, principal place of business, transfer agent, registrar, exchange agent or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the President or principal executive officer of the Corporation.

A telegram, telex, cablegram, or other electronic transmission by a shareholder consenting to an action to be taken is considered to be written, signed, and dated for the purposes of this section if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by the shareholder and the date on which the shareholder transmitted the transmission. The date of transmission is the date on which the consent was signed. Consent given by telegram, telex, cablegram, or other electronic transmission may not be considered delivered until the consent is reproduced in paper form and the paper form is delivered to the Corporation at its registered office in this state or its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of shareholder meetings are recorded. Notwithstanding the preceding paragraph of this section, consent given by telegram, telex, cablegram, or other electronic transmission may be delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of shareholder meetings are recorded to the extent and in the manner provided by resolution of the Board of Directors of the Corporation.

Any photographic, photostatic, facsimile, or similarly reliable reproduction of a consent in writing signed by a shareholder may be substituted or used instead of the original writing for any purpose for which the original writing could be used.

Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

ARTICLE III – DIRECTORS

1.     BOARD OF DIRECTORS

To the extent not limited or prohibited by law, the Certificate of Formation or these Bylaws, the powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of the Board of Directors of the Corporation. Directors need not be residents of the State of Colorado or shareholders of the Corporation unless the Certificate of Formation or these Bylaws so require.

In the discharge of any duty imposed or power conferred upon a director, including as a member of a committee, a director, may in good faith and with ordinary care, rely on information referred by retained individuals, opinions, reports, or statements, including financial statements and other financial data, concerning the Corporation or another person, that were prepared or presented by: (1) one or more officers or employees of the Corporation; (2) legal counsel, public accountants, investment bankers, or other persons as to matters the director reasonably believes are within the person's professional or expert competence; or (3) a committee of the Board of Directors of which the director is not a member.

A director is not relying in good faith within the meaning of this section if the director has knowledge concerning the matter in question that makes reliance otherwise permitted by this section unwarranted.

2.     NUMBER AND ELECTION OF DIRECTORS

The number of directors shall be two (2) provided that the number may be increased or decreased from time to time by an amendment to these Bylaws or resolution adopted by the Board of Directors or by the shareholders. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent director.

At the first annual meeting of shareholders and at each annual meeting thereafter, the holders of shares entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting.

3.     REMOVAL

Except as otherwise provided by the laws of the State of Colorado, these Bylaws or the Certificate of Formation, at any meeting of shareholders called expressly for that purpose any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority, of the shares then entitled to vote at an election of directors, subject to any further restrictions on removal that may be contained in the Bylaws. Whenever the holders of any class or series of shares or any such group are entitled to elect one or more directors by the provisions of the Certificate of Formation, only the holders of shares of that class or series or group shall be entitled to vote for or against the removal of any director elected by the holders of shares of that class or series or group. If the Certificate of Formation allows cumulative voting and if less than the entire board is to be removed, no one of the directors may be removed if the votes cast against his or her removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or if there be classes of directors, at an election of the class of directors of which he or she is a part. If the directors have been classified as permitted by the laws of the State of Colorado, unless the Certificate of Formation otherwise provides, a director may not be removed except for cause.

4.     RESIGNATION

A director may resign by providing notice in writing or by electronic transmission of such resignation to the Corporation. The resignation shall be effective upon the date of receipt of the notice of resignation or the date specified in such notice. Acceptance of the resignation shall not be required to make the resignation effective.

5.     VACANCIES AND INCREASE IN NUMBER OF DIRECTORS

Any vacancy occurring in the Board of Directors may be filled by election at an annual or special meeting of shareholders called for that purpose or may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

A directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose or may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

Notwithstanding the above, whenever the holders of any class or series of shares or group of classes or series of shares are entitled to elect one or more directors by the provisions of the Certificate of Formation, any vacancies in such directorships and any newly created directorships of such class or series to be filled by reason of an increase in the number of such directors may be filled by the affirmative vote of a majority of the directors elected by such class or series, or by such group, then in office, or by a sole remaining director so elected, or by the vote of the holders of the outstanding shares of such class or series or of such group, and such directorships shall not in any case be filled by the vote of the remaining directors or the holders of the outstanding shares as a whole unless otherwise provided in the Certificate of Formation.

6.     ANNUAL MEETING OF DIRECTORS

Immediately following each annual meeting of shareholders, the Board of Directors elected at such meeting shall hold an annual meeting at which they shall elect officers and transact such other business as shall come before the meeting. The time and place of the annual meeting of the Board of Directors may be changed by resolution of the Board of Directors.

7.     REGULAR MEETING OF DIRECTORS

Regular meetings of the Board of Directors may be held with or without notice at such time and place as may be from time to time determined by the Board of Directors.

8.     SPECIAL MEETINGS OF DIRECTORS

The Secretary shall call a special meeting of the Board of Directors whenever requested to do so by the President or by one (1) or more directors. Such special meeting shall be held at the date and time specified in the notice of meeting.

9.     PLACE OF DIRECTORS' MEETINGS

All meetings of the Board of Directors shall be held either at the principal office of the Corporation or at such other place, as shall be specified in the notice of meeting or executed waiver of notice.

10.     NOTICE OF DIRECTORS' MEETINGS

All special meetings of the Board of Directors shall be held upon not less than one day's written notice stating the date, place and hour of meeting given to each director either personally or by mail or at the direction of the President or the Secretary or the officer or person calling the meeting. Annual and regular meetings of the Board of Directors may be held with or without notice.

In any case where all of the directors execute a waiver of notice of the time and place of meeting, no notice thereof shall be required, and any such meeting shall be held at the time and at the place specified in the waiver of notice. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where the directors attend a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

On consent of a director, notice of the date, time, place, or purpose of a regular or special meeting of the Board of Directors may be given to the director by electronic transmission. The director may specify the form of electronic transmission to be used to communicate notice. The director may revoke this consent by written notice to the Corporation. The director's consent is deemed to be revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices and the Secretary of the Corporation or other person responsible for delivering the notice on behalf of the Corporation knows that the delivery of these two electronic transmissions was unsuccessful. The inadvertent failure to treat the unsuccessful transmissions as a revocation of the director's consent does not invalidate a meeting or other action. An affidavit of the Secretary or other agent of the Corporation that notice has been given by electronic transmission is, in the absence of fraud, prima facie evidence that the notice was given. Notice under this section is deemed given when the notice is: (1) transmitted to a facsimile number provided by the director for the purpose of receiving notice; (2) transmitted to an electronic mail address provided by the director for the purpose of receiving notice; (3) posted on an electronic network and a message is sent to the director at the address provided by the director for the purpose of alerting the director of a posting; or (4) communicated to the director by any other form of electronic transmission consented to by the director.

11.     QUORUM OF DIRECTORS

A majority of the number of directors fixed by, or in the manner provided in, the Certificate of Formation or these Bylaws shall constitute a quorum for the transaction of business unless a different number or portion is required by law or the Certificate of Formation or these Bylaws. In no case may the Corporation's Certificate of Formation or these Bylaws provide that less than one-third of the number of directors so fixed constitute a quorum. The act of the majority of the directors present at a meeting at which a quorum is present at the time of the act shall be the act of the Board of Directors, unless the act of a greater number is required by law or the Certificate of Formation or these Bylaws.

12.     COMPENSATION

Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at any meeting of the Board or Directors. A director shall not be precluded from serving the Corporation in any other capacity and receiving compensation for such services. Member of committees may be allowed similar compensation and reimbursement of expenses for attending committee meetings.

13.     UNANIMOUS WRITTEN CONSENT OF DIRECTORS OR COMMITTEE MEMBERS

Unless otherwise restricted by the Certificate of Formation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be. A telegram, telex, cablegram, or other electronic transmission by a director consenting to an action to be taken and transmitted by a director is considered written, signed, and dated for the purposes of this section if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by the director and the date on which the director transmitted the transmission. Such consent shall have the same force and effect as a unanimous vote at a meeting.

ARTICLE IV – OFFICERS

1.     NUMBER OF OFFICERS

The officers of the Corporation shall consist of a President and a Secretary, each of whom shall be elected by the Board of Directors at such time and in such manner as may be prescribed by the Bylaws. Such other officers, including assistant officers, and agents as may be deemed necessary may be elected or appointed by the Board of Directors or chosen in such other manner as may be prescribed by these Bylaws. Any two (2) or more offices may be held by the same person.

2.     ELECTION OF OFFICERS

All officers shall be elected at the annual meeting of the Board of Directors. If any office is not filled at such annual meeting, it may be filled at any subsequent regular or special meeting of the board. The Board of Directors at such annual meeting, or at any subsequent regular or special meeting may also elect or appoint such other officers and assistant officers and agents as may be deemed necessary.

All officers and assistant officers shall be elected to serve until the next annual meeting of directors (following the next annual meeting of shareholders) or until their successors are elected; provided, that any officer or assistant officer elected or appointed by the Board of Directors may be removed with or without cause at any regular or special meeting of the Board of Directors whenever in the judgment of the Board of Directors the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any agent appointed shall serve for such term, not longer than the next annual meeting of the Board of Directors, as shall be specified, subject to like right of removal by the Board of Directors. If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

3.     POWERS OF OFFICERS

Each officer shall have, subject to these Bylaws, in addition to the duties and powers specifically set forth herein, such powers and duties as are commonly incident to that office and such duties and powers as the Board of Directors shall from time to time designate. All officers shall perform their duties subject to the directions and under the supervision of the Board of Directors. The President may secure the fidelity of any and all officers by bond or otherwise.

All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws, or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

In the discharge of any duty imposed or power conferred upon an officer of the Corporation, the officer may in good faith and ordinary care rely on information, opinions, reports, or statements, including financial statements and other financial data, concerning the Corporation or another person, that were prepared or presented by: (1) one or more other officers or employees of the Corporation including members of the Board of Directors; or (2) legal counsel, public accountants, investment bankers, or other persons as to matters the officer reasonably believes are within the person's professional or expert competence.

An officer is not relying in good faith within the meaning of this section if the officer has knowledge concerning the matter in question that makes reliance otherwise permitted by this subsection unwarranted.

4.     PRESIDENT

The President shall be the chief executive officer of the Corporation and shall preside at all meetings of all directors and shareholders. Such officer shall see that all orders and resolutions of the board are carried out, subject however, to the right of the directors to delegate specific powers, except such as may be by statute exclusively conferred on the President, or on any other officers of the Corporation.

The President or any Vice-President shall execute bonds, mortgages and other instruments requiring a seal, in the name of the Corporation. When authorized by the board, the President or any Vice-President may affix the seal to any instrument requiring the same, and the seal when so affixed shall be attested by the signature of either the Secretary or an Assistant Secretary. The President or any Vice-President shall sign certificates of stock.

The President shall be ex-officio a member of all standing committees, if any.

The President shall submit a report of the operations of the Corporation for the year to the directors at their meeting next preceding the annual meeting of the shareholders and to the shareholders at their annual meeting.

5.     VICE-PRESIDENTS

The Vice-President, or Vice-Presidents in order of their rank as fixed by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and they shall perform such other duties as the Board of Directors shall prescribe.

6.     THE SECRETARY AND ASSISTANT SECRETARIES

The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and shall record all votes and the minutes of all proceedings and shall perform like duties for the standing committees when required. The Secretary shall give or cause to be given notice of all meetings of the shareholders and all meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall keep in safe custody the seal of the Corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed, it shall be attested by the Secretary's signature or by the signature of an Assistant Secretary.

The Assistant Secretaries shall in order of their rank as fixed by the Board of Directors, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and they shall perform such other duties as the Board of Directors shall prescribe.

In the absence of the Secretary or an Assistant Secretary, the minutes of all meetings of the board and shareholders shall be recorded by such person as shall be designated by the President or by the Board of Directors.

7.     THE TREASURER AND ASSISTANT TREASURERS

The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. The Treasurer shall keep and maintain the Corporation's books of account and shall render to the President and directors an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation and exhibit the books, records and accounts to the President or directors at any time.

The Treasurer shall disburse funds for capital expenditures as authorized by the Board of Directors and in accordance with the orders of the President, and present to the President for his or her attention any requests for disbursing funds if in the judgment of the Treasurer any such request is not properly authorized. The Treasurer shall perform such other duties as may be directed by the Board of Directors or by the President.

If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the incumbent's possession or under the incumbent's control belonging to the Corporation.

The Assistant Treasurers in the order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and they shall perform such other duties as the Board of Directors shall prescribe.

ARTICLE V - SHARES: STOCK CERTIFICATES, ISSUANCE, TRANSFER, ETC.

1.     CERTIFICATES OF STOCK

The Corporation shall deliver certificates representing shares to which shareholders are entitled, or the shares of the Corporation may be uncertificated shares. Unless otherwise provided by the Certificate of Formation or these Bylaws, the Board of Directors of the Corporation may provide by resolution that some or all of any or all classes and series of its shares shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Certificates representing shares shall be signed by such officer or officers as these Bylaws shall prescribe, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officer or officers as these Bylaws shall prescribe upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of its issuance.

In the event the Corporation is authorized to issue shares of more than one class or series, each certificate representing shares issued by the Corporation (1) shall conspicuously set forth on the face or back of the certificate a full statement of all the designations, preferences, limitations, and relative rights of the shares of each class or series to the extent they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, preferences, limitations, and relative rights of subsequent series; or (2) shall conspicuously state on the face or back of the certificate that (a) such a statement is set forth in the Certificate of Formation on file in the office of the Secretary of State and (b) the Corporation will furnish a copy of such statement to the record holder of the certificate without charge on written request to the Corporation at its principal place of business or registered office.

Each certificate representing shares of the Corporation shall state upon the face thereof:

(1) That the Corporation is organized under the laws of this State.

(2) The name of the person to whom issued.

(3) The number and class of shares and the designation of the series, if any, which such certificate represents.

(4) The par value of each share represented by such certificate, or a statement that the shares are without par value.

In the event any restriction on the transfer, or registration of the transfer, of shares shall be imposed or agreed to by the Corporation, each certificate representing shares so restricted (1) shall conspicuously set forth a full or summary statement of the restriction on the face of the certificate, or (2) shall set forth such statement on the back of the certificate and conspicuously refer to the same on the face of the certificate, or (3) shall conspicuously state on the face or back of the certificate that such a restriction exists pursuant to a specified document and (a) that the Corporation will furnish to the record holder of the certificate without charge upon written request to the Corporation at its principal place of business or registered office a copy of the specified document.

2.     TRANSFERS OF SHARES

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

3.     REGISTERED SHAREHOLDERS

Unless otherwise provided in the Texas Business Organizations Code, and subject to the provisions of Chapter 8-Investment Securities of the Business & Commerce Code:

(1) The Corporation may regard the person in whose name any shares issued by the Corporation are registered in the share transfer records of the Corporation at any particular time (including, without limitation, as of a record date fixed pursuant to these Bylaws) as the owner of those shares at that time for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares, or giving proxies with respect to those shares, if appplicable; and

(2) Neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person does not possess a certificate for those shares

4.     LOST CERTIFICATES

The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost. When authorizing such issue of a new certificate or certificates, the Board of Directors in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate or certificates or his or her legal representative to advertise the same in such manner as it shall require or to give the Corporation a bond with surety and inform satisfactory to the Corporation (which bond shall also name the Corporation's transfer agents and registrars, if any, as obligees) in such sum as it may direct as indemnity against any claim that may be made against the Corporation or other obligees with respect to the certificate alleged to have been lost or destroyed, or to advertise and also give such bond.

ARTICLE VI - DIVIDEND AND DISTRIBUTIONS

1.     DECLARATION

The Board of Directors may declare at any annual, regular or special meeting of the Board of Directors and the Corporation may pay, dividends on the outstanding shares in cash, property or in the shares of the Corporation to the extent permitted by, and subject to the provisions of, the laws of the State of Colorado.

2.     RESERVES

The Board of Directors may by resolution, create a reserve or reserves out of the Corporation's surplus or designate or allocate any part or all of the Corporation's surplus in any manner for any proper purpose or purposes, including but not limited to creating a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the Corporation, and may increase, decrease, or abolish any such reserve, designation, or allocation in the same manner.

ARTICLE VII - INDEMNIFICATION AND INSURANCE

1.     INDEMNIFICATION

The Corporation shall have the full power to indemnify and advance or reimburse expenses to any person: (1) who is or was a director of the Corporation; (2) who, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity; (3) who is or was an officer of the Corporation; (4) who is or was an employee of the Corporation; (5) who is or was an agent of the Corporation; and (6) who is not or was not an officer, employee, or agent of the Corporation but who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity.

2.     INSURANCE

The Corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity, against any liability asserted against him or her and incurred by him or her in such a capacity or arising out of his or her status as such a person, whether or not the Corporation would have the power to indemnify him or her against that liability. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the Corporation. Without limiting the power of the Corporation to procure or maintain any kind of insurance or other arrangement, the Corporation may, for the benefit of persons indemnified by the Corporation, (1) create a trust fund; (2) establish any form of self-insurance; (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation; or (4) establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the Corporation or with any insurer or other person deemed appropriate by the Board of Directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the Corporation. In the absence of fraud, the judgment of the Board of Directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

ARTICLE VIII – MISCELLANEOUS

1.     INFORMAL ACTION

Any action required to be taken or which may be taken at a meeting of the shareholders, directors or members of a Board of Directors' committee, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders, directors, or members of a Board of Directors' committee, as the case may be, entitled to vote with respect to the subject matter thereof.

A telegram, telex, cablegram, or other electronic transmission by a shareholder, director or member of a Board of Directors' committee consenting to an action to be taken and transmitted by a shareholder, director or member of a Board of Directors' committee is considered written, signed, and dated for the purposes of this article if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by the shareholder, director or member of a Board of Directors' committee and the date on which the shareholder, director or member of a Board of Directors' committee transmitted the transmission. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State.

2.     WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of the Certificate of Formation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

3.     USE OF ELECTRONIC TRANSMISSION

The Corporation is authorized to use "electronic transmissions" as defined in the By-Laws and to the full extent thereby permitted, including, but not limited to the purposes of notices, proxies, waivers, resignations and any other purpose for which electronic transmissions are permitted.

"Electronic transmission" means a form of communication that: (a) does not directly involve the physical transmission of paper; (b) creates a record that may be retained, retrieved, and reviewed by the recipient; and (c) may be directly reproduced in paper form by the recipient through an automated process.

4.     MEETINGS BY TELEPHONE CONFERENCE, OR BY ELECTRONIC OR OTHER REMOTE COMMUNICATIONS TECHNOLOGY

Subject to the provisions for notice required by these Bylaws for notice of meetings, directors and shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment, the Internet, or any combination thereof, by which all persons participating in the meeting can communicate with each other. Or, another suitable electronic communications system may be used including videoconferencing technology, but only if, each director or shareholder entitled to participate in the meeting consents to the meeting being held by means of that system and the system provides access to the meeting in a manner or using a method by which each director and shareholder participating in the meeting can communicate concurrently with each other participant. Participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

5.     SEAL

The Corporation may adopt a corporate seal in such form as the Board of Directors may determine. The Corporation shall not be required to use the corporate seal and the lack of the corporate seal shall not affect an otherwise valid contract or other instrument executed by the Corporation.

6.     CHECKS, DRAFTS, ETC.

All checks, drafts or other instruments for payment of money or notes of the Corporation shall be signed by such officer or officers or such other person or persons as shall be determined from time to time by Resolution of the Board of Directors.

7.     FISCAL YEAR

The fiscal year of the Corporation shall be as determined by the Board of Directors.

ARTICLE IX – CONSTRUCTION

1.     PRONOUNS AND HEADINGS

All personal pronouns used in these Bylaws shall include the other gender whether used in masculine or feminine or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate. All headings herein are for the parties' convenience only and neither limit nor amplify the provisions of this Agreement.

2.     INVALID PROVISIONS

If any one or more of the provisions of these Bylaws, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any such provision shall not be affected thereby.

ARTICLE X - AMENDMENT OF BYLAWS

The Board of Directors may amend or repeal these Bylaws, or adopt new Bylaws, unless the Certificate of Formation or the Texas Business Organizations Code reserves the power exclusively to the shareholders in whole or part, or the shareholders in amending, repealing, or adopting a particular bylaw expressly provide that the Board of Directors may not amend or repeal that bylaw. Unless the Certificate of Formation or a bylaw adopted by the shareholders provides otherwise as to all or some portion of these Bylaws, the shareholders may amend or repeal these Bylaws or adopt new Bylaws even though the Bylaws may also be amended, repealed, or adopted by the Board of Directors.

Adopted by the Board of Directors on October 5, 2016.

/s/Aaron C. Johnson

Secretary

ATTEST:

/s/ Aaron C. Johnson

Aaron C. Johnson - Chairman of the Board

/s/ André L. Ligon

Andre' L. Ligon - General Counsel/ Director